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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

Northern Border Partners, L.P.:


We consent to the incorporation by reference in the Registration Statement on Form S-3, dated June 29, 2004, of our report dated January 27, 2004, with respect to the consolidated balance sheets of Northern Border Partners, L.P. and Subsidiaries (the Partnership) as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule which report appears in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2003, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Partnership's adoption of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations in 2003 and adoption of SFAS No. 142, Goodwill and Other Intangibles in 2002.

                                                                    /s/ KPMG LLP

Omaha, Nebraska
June 29, 2004